UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 16, 2008

MGP Ingredients, Inc.

(Exact name of registrant as specified in its charter)

KANSAS	0-17196	48-0531200
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1300 Main Street

Box 130

Atchison, Kansas 66002

 (Address of principal executive offices) (Zip Code)

(913) 367-1480

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement

As reported in its Annual Report on Form 10-K for the year ended June 30, 2008,  at that date the Company was not in compliance with the fixed charge coverage ratio requirement under its lease agreement with GE Capital Public Finance, Inc. (now know as GE Government Finance, Inc.) (“GEGF”) relating to a 5.26% Industrial Revenue Bond obligation and was therefore in default under such lease.  Due to cross default provisions, it also was in default under its Master Security Agreement dated as of March 24, 2004 and related 5.26% Secured Promissory Note to GE Government Finance, Inc. and its Master Security Agreement dated as of September 29, 2005 and related 5.92% Secured Promissory Note to GE General Electric Capital Corporation (“GECC”). By letter dated September 16, 2008 GECC and GEGF agreed to waive these defaults.

Item 4.01               Changes in Registrant’s Certifying Accountant.

BKD, LLP was previously the principal accountant for the Company.  On September 17, 2008, the Audit Review Committee of the Company’s Board of Directors approved the dismissal of BKD, LLP and the engagement of KPMG LLP as the Company’s independent registered public accounting firm.  KPMG has informed the Company that it completed its prospective client evaluation process on September 18, 2008.

The audit reports of BKD, LLP on the consolidated financial statements as of June 30, 2008 and July 1, 2007 and for the years then ended contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle, except that (i) both reports noted that in 2007, the Company changed its method of accounting for pension and post-retirement benefits, and (ii) the report on the consolidated financial statements as of June 30, 2008 noted that (a) the Company changed its measurement date used to account for its defined benefit post-retirement benefit plan and (b) the Company changed its method of accounting for uncertain tax positions.  The post-retirement plan changes resulted from the release by the Financial Accounting Standards Board (“FASB”) of Statement of Financial Accounting Standards Statement No. 158 (“SFAS 158”), Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans, an amendment of FASB Statements No. 87, 88, 106 and 132(R), and the change in method of accounting for uncertain tax positions resulted from the Company’s adoption of FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes – an interpretation of FASB No. 109.

The audit reports of BKD, LLP on management’s assessment of the effectiveness of internal control over financial reporting and on the effectiveness of internal control over financial reporting as of July 1, 2007 and June 30, 2008, respectively,  did not contain an adverse opinion or disclaimer of opinion nor were they qualified or modified as to uncertainty, audit scope or accounting principle.

During the Company’s two most recent fiscal years and through September 17, 2008, (i) there were no “disagreements” (as defined in Item 304(a)(1)(iv) of regulation S-K and related instructions) with BKD, LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of BKD, LLP, would have cause it to make references to the subject matter of the disagreement in connection with its report, and (ii) there were no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K), except for a material weakness related to the recognition of deferred income, which management identified in connection with its evaluation required by paragraph (d) of Regulation 13(a)-15 that occurred during the third quarter of fiscal 2008.  The Company believes that the material weakness was remediated as of March 31, 2008 and, as indicated above, BKD, LLP issued an unqualified report on the Company’s internal control over financial reporting as of June 30, 2008.  The Audit Review Committee discussed the material weakness with BKD,LLP, and the Company has authorized BKD, LLP to respond fully to inquiries from KPMG LLP.

The Company has provided BKD, LLP with a copy of the foregoing disclosures and has requested BKD, LLP to furnish the Company with a letter addressed to the SEC stating whether it agrees with the statements made by the Company herein and, if not, stating the respects in which it does not agree.  A copy of BKD, LLP’s letter is attached as Exhibit 16.

During the two most recent fiscal years and through September 17, 2008, the Company did not consult with KPMG LLP regarding either the application of accounting principles to a specified transaction, either completed or proposed, the type of audit opinion that might be rendered on the Company’s financial statements, or a reportable event as defined above.

Item 9.01               Financial Statements and Exhibits.

(d)           Exhibits

16.           Letter from BKD, LLP to the Securities and Exchange Commission dated September 18, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MGP INGREDIENTS, INC.

Date: September 19, 2008	/s/ Timothy W. Newkirk
Timothy W. Newkirk
President and Chief Executive Officer